                                                                   EXHIBIT 10.32




                           PURCHASE AND SALE AGREEMENT



                                 BY AND BETWEEN



                     TEXACO EXPLORATION AND PRODUCTION INC.



                                       AND


                              ENERGY PARTNERS, LTD.



                                SEPTEMBER 7, 2000



                        EFFECTIVE DATE: JANUARY 1, 2000

                                TABLE OF CONTENTS



   PART ONE............................................................... 1

     SUBJECT MATTER, DEFINITIONS AND RULES OF CONSTRUCTION................ 1
        1.1    SUBJECT MATTER............................................. 1
        1.2    DEFINED TERMS.............................................. 1
          AFFILIATE....................................................... 1
          AGREED RATE..................................................... 1
          AGREEMENT....................................................... 2
          APPLICABLE LAW.................................................. 2
          ASSETS.......................................................... 2
          ASSUMED OBLIGATIONS............................................. 2
          BENEFICIAL INTERESTS............................................ 2
          BURDENS......................................................... 2
          BUSINESS DAY.................................................... 2
          CLOSING......................................................... 2
          CLOSING DATE.................................................... 2
          CODE............................................................ 2
          CONTEMPLATED TRANSACTIONS....................................... 3
          CONTRACTS....................................................... 3
          CORPORATE DOCUMENTS............................................. 3
          EASEMENTS....................................................... 3
          EFFECTIVE DATE.................................................. 3
          ENVIRONMENTAL LAW............................................... 3
          ENVIRONMENTAL OBLIGATIONS....................................... 3
          EXCLUDED ASSETS................................................. 3
          EXCLUDED OBLIGATIONS............................................ 5
          GOVERNMENTAL BODY............................................... 5
          HYDROCARBONS.................................................... 6
          KNOWLEDGE....................................................... 6
          LEASES.......................................................... 6
          LOSSES.......................................................... 6
          MATERIAL ENVIRONMENTAL CONDITION................................ 6
          OTHER PROPERTY.................................................. 6
          PERMITTED ENCUMBRANCES.......................................... 7
          PERSON.......................................................... 8
          PLUGGING AND ABANDONMENT........................................ 8
          PROPERTIES...................................................... 8
          TAXES........................................................... 8
          TITLE DEFECT ................................................... 8
        1.3     OTHER DEFINITIONS IN THE AGREEMENT........................ 9
        1.4     RULES OF CONSTRUCTION.................................... 10

   PART TWO.............................................................. 10

      SALE AND PURCHASE.................................................. 10

       2.1     PURCHASE AND SALE......................................... 10
       2.2     PURCHASE PRICE............................................ 11
       2.3     PERFORMANCE DEPOSIT ...................................... 11


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

       2.4     CLOSING AND PAYMENT OF PURCHASE PRICE....................... 11
       2.5     METHOD OF PAYMENT........................................... 11

    PART THREE............................................................. 12

      REPRESENTATIONS AND WARRANTIES....................................... 12

       3.1     SELLER...................................................... 12
       3.2     BUYER....................................................... 13
       3.3     DISCLAIMER AND NOTIFICATIONS................................ 14

   PART FOUR............................................................... 17

      COVENANTS............................................................ 17

       4.1     COVENANTS OF SELLER......................................... 17
       4.2     COVENANTS OF BUYER.......................................... 18
       4.3     COVENANTS OF SELLER AND BUYER............................... 20

   PART FIVE............................................................... 27

     CONDITIONS TO CLOSING ................................................ 27

       5.1     SELLER'S CLOSING CONDITIONS................................. 27
       5.2     BUYER'S CLOSING CONDITIONS.................................. 28

   PART SIX................................................................ 29

      ENVIRONMENTAL MATTERS................................................ 29
        6.1    MATERIAL ENVIRONMENTAL CONDITIONS........................... 29

   PART SEVEN.............................................................. 30

      TAXES................................................................ 30
       7.1     PAYMENT AND APPORTIONMENT OF REAL PROPERTY
                TAXES AND PERSONAL PROPERTY TAXES.......................... 30
       7.2     OTHER TAXES................................................. 30
       7.3     SALES TAXES................................................. 30
       7.4     COOPERATION................................................. 30
       7.5     TAX PROCEEDINGS............................................. 30
   PART EIGHT.............................................................. 31

      INDEMNITY............................................................ 31
       8.1     SELLER...................................................... 31
       8.2     BUYER....................................................... 31
       8.3     LIMITATIONS................................................. 31
       8.4     METHOD OF ASSERTING CLAIMS.................................. 32
       8.5     PAYMENT..................................................... 33
       8.6     DISPUTED CLAIMS............................................. 33

    PART NINE.............................................................. 34

     MISCELLANEOUS......................................................... 34
        9.1    SUCCESSORS AND ASSIGNS...................................... 34
        9.2    WAIVERS AND AMENDMENTS...................................... 34
        9.3    NOTICES..................................................... 34
        9.4    COUNTERPARTS................................................ 35
        9.5    ENTIRE AGREEMENT............................................ 35
        9.6    SELLER'S OPTION TO ELECT A TAX DEFERRED EXCHANGE............ 35
        9.7    SEVERABILITY................................................ 35
        9.8    APPLICABLE LAW.............................................. 35
        9.9    EXPENSES.................................................... 35
        9.10   LAWS AND REGULATIONS........................................ 36
        9.11   PUBLIC ANNOUNCEMENTS........................................ 36
        9.12   ASSIGNABILITY .............................................. 36
        9.13   PROVISIONS SURVIVE CLOSING ................................. 36
        9.14   DISPUTE RESOLUTION ......................................... 36
        9.15   TERMINATION ................................................ 36



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


                           PURCHASE AND SALE AGREEMENT




         This agreement is made and entered into this 7th day of September 2000, by and between Texaco Exploration and Production Inc., a Delaware corporation (hereinafter "Seller"), and Energy Partners, Ltd., a Delaware corporation, (hereinafter "Buyer"). Seller and Buyer are sometimes separately referred to herein as a "Party" and collectively as "Parties."


                                    PART ONE

            SUBJECT MATTER, DEFINITIONS AND RULES OF CONSTRUCTION

         1.1 SUBJECT MATTER. The subject matter of this Agreement is the sale by Seller to Buyer of the Assets, the purchase of the Assets and the assumption of the Assumed Obligations by Buyer, and the terms and conditions upon which all of the foregoing shall take place.

         1.2 DEFINED TERMS. For purposes of this Agreement, including the Exhibits and Schedules hereto, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section 1.2 have the meanings assigned to them herein and the capitalized terms defined elsewhere in the Agreement by inclusion in quotation marks and parentheses have the meanings so ascribed to them.

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of such Person, whether through ownership of voting securities, by contract or otherwise, and specifically with respect to a corporation or partnership, means direct or indirect ownership of fifty percent (50%) or more of the voting stock in such corporation or of the voting interest as a partner in such partnership. In addition, Seller's Affiliates shall include Equilon Enterprises LLC, Motiva Enterprises LLC, Equiva Services LLC, Equiva Trading Company LLC and such other natural gas or liquids joint ventures in which Seller may own less than fifty percent (50%).

                  "AGREED RATE" means a rate per annum calculated on a 360-day basis which is equal to the lesser of (a) a rate which is one percent (1%) above the prime rate of interest of Chase Manhattan Bank, New York, New York, as announced or published by such bank from time to time (adjusted from time to time to reflect any changes in such rate determined hereunder), or (b) the maximum rate from time to time permitted by Applicable Law.

                  "AGREEMENT" means this Purchase and Sale Agreement, including the Exhibits and Schedules.

                  "APPLICABLE LAW" means all laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders, interpretations, licenses and permits of any Governmental Body, including the common or civil law, (including, without limitation, those pertaining to occupational health and safety, consumer product safety, employee benefits, the environment, securities or zoning) and all judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other Governmental Body of competent jurisdiction.

                  "ASSETS" means collectively the Contracts, the Easements, the Leases, the Beneficial Interests and the Other Property, except to the extent constituting Excluded Assets.

                  "ASSUMED OBLIGATIONS" means, except as constitutes Excluded Obligations (i) all liabilities, duties, and obligations that arise from the ownership or operation of the Assets; (ii) all liabilities and obligations with respect to Plugging and Abandonment; (iii) all duties, liabilities and obligations under any contracts or agreements, both recorded and unrecorded, affecting the Assets in existence as of the Effective or Closing Dates, including, but not limited to, the Contracts; (iv) the Environmental Obligations and (v) all other duties, liabilities, and obligations assumed by Buyer under this Agreement.

                  "BENEFICIAL INTERESTS" means any and all rights, titles and interests owned by Seller in, under or derived from all of the presently existing pooling, unitization and communitization agreements or other operating agreements and the units created thereby (including without limitation, all units formed under orders, regulations, rules or other official acts of any Governmental Body having jurisdiction) not evidenced by Seller's ownership of lease, including all of Seller's rights, titles and interests to such Contracts as set forth on Schedule A.

                  "BURDENS" means royalties (including both lessors' royalties and nonparticipating royalty interests), overriding royalties, net profits interests, production payments, and other similar obligations and burdens payable out of production.

                  "BUSINESS DAY" means a day on which commercial banks are generally open for regular business in New Orleans, Louisiana.

                  "CLOSING" means the closing of the Contemplated Transactions at 10:00 a.m. local time at Seller's offices at New Orleans, Louisiana on the Closing Date or at such other time or place as the Parties may mutually agree upon in writing.

                  "CLOSING DATE" means September 7, 2000, or such other date as the Parties agree in writing.

                  "CODE" means the Internal Revenue Code of 1986, as amended, or any successor law, and regulations or rules issued under any of the foregoing.


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




                  "CONTEMPLATED TRANSACTIONS" means each and all of the transactions contemplated by the Agreement.

                  "CONTRACTS" means, to the extent they are assignable, all of Seller's right, title and interest in and to all farmout agreements, unitization agreements, pooling agreements, unit declarations, gas sales or purchase contracts, operating agreements and other contracts attributable to the Assets, or other agreements and instruments (including all amendments thereto and any agreements settling claims asserted thereunder) to the extent and only to the extent that the same relate, pertain or are incidental to the Easements, the Leases, the Beneficial Interests or the Other Property, including, without limitation, those listed on Schedule A hereto, but specifically excluding the Easements and Leases.

                  "CORPORATE DOCUMENTS" means with respect to a Delaware corporation the Certificate of Incorporation and By-Laws or the equivalent documents of a corporation organized under the laws of another jurisdiction.

                  "EASEMENTS" means Seller's non-exclusive rights to the use and occupancy of the surface, including, without limitation, tenements, authorizations, variances, appurtenances, surface leases, easements, permits, licenses, servitudes, rights-of-way and similar rights and interests in any way appertaining, belonging, affixed or incidental to or used in connection with the ownership or operation of the Leases, Beneficial Interests or Other Property, except to the extent constituting Excluded Assets.

                  "EFFECTIVE DATE" shall mean 7:00 a.m., local time at the location of the Assets, January 1,2000.

                  "ENVIRONMENTAL LAW" means any Applicable Law relating to pollution, the protection of the environment, or the release or disposal of waste materials, but shall not include any Applicable Law associated with Plugging and Abandonment.

                  "ENVIRONMENTAL OBLIGATIONS" means, except for Material Environmental Conditions, any obligations or liability for claims arising from the following occurrences, events and activities on or related to the Assets, regardless of whether resulting from acts or omissions prior to the Closing Date, or the condition of the Assets at
         Closing: (i) environmental pollution or contamination with respect to the air, land, soil, surface, subsurface strata, surface water, ground water, or sediments, (ii) underground injection activities and waste disposal; or (iii) necessary remediation, and the cost of such remediation, or any control, assessment, or compliance with respect to any pollution or contamination.

                  "EXCLUDED ASSETS" means the following:

                           (a) all (i) trade credits, accounts receivable (other
                  than those specifically included in the definition of Other Property), notes receivable and other receivables attributable to Seller's interest in the Assets with respect to any period of time prior to the Effective Date, (ii) deposits, cash, checks in process of collection, cash equivalents and funds attributable to Seller's interest in the Assets with respect to any period of time prior to the Effective Date, and (iii) funds attributable to third Persons for production prior to the Effective Date but suspended or impounded by Seller;

                           (b) all corporate, financial, and tax records of
                  Seller;

                           (c) all claims and causes of action of Seller (i)
                  arising from acts, omissions or events, or damage to or destruction of property occurring prior to the Effective Date, and (ii) affecting any of the excluded assets set forth in (a) through (q) of this definition;

                           (d) all rights, titles, claims and interests of
                  Seller accruing prior to the Effective Date (i) under any policy or agreement of insurance or indemnity, (ii) under any bond, or (iii) to any insurance or condemnation proceeds or awards;

                           (e) all Hydrocarbons produced from or attributable to
                  the Assets with respect to all periods prior to the Effective Date including all merchantable liquids in stock or sales tanks or associated flowlines, together with all proceeds from or of such Hydrocarbons;

                           (f) claims of Seller for refund of, or loss carry
                  forwards with respect to income or franchise taxes or any other Taxes attributable to: (i) any period prior to the Effective Date, or (ii) any of the excluded assets set forth in (a) through (q) of this definition;

                           (g) all amounts due or payable to Seller as
                  adjustments or refunds under any contracts or agreements affecting the Assets, with respect to periods prior to the Effective Date, specifically including, without limitation, amounts recoverable from audits under operating agreements;

                           (h) all amounts due or payable to Seller as
                  adjustments to insurance premiums related to the Assets with respect to any period prior to the Effective Date;

                           (i) all proceeds, benefits, income or revenues
                  accruing (and any security or other deposits made) with respect to (i) the Assets prior to the Effective Date; and
                  (ii) any of the excluded assets set forth in (a) through (q) of this definition;

                           (j) all legal flies; attorney-client communications
                  or attorney work product; records and documents subject to confidentiality provisions, claims of privilege or other restrictions (including, without limitation, contractual obligations to third Persons) on access; and auditor's reports;

                           (k) (i) reserve information and reports; (ii)
                  seismic, geochemical, and geophysical information and data, or other proprietary information relating thereto, whether owned or licensed by Seller, and any interpretive data, but only to the extent that Seller is prohibited from assigning or licensing such information to Buyer or that Buyer elects not to license or accept assignment thereof.

                           (l) all other bids received by Seller for the Assets
                  or any portion thereof;

                           (m) all of Seller's or Seller's Affiliates'
                  intellectual property, including but not limited to proprietary computer software, patents, trade secrets, copyrights, names, marks, and logos;

                           (n) all of Seller's vehicles, trucks (including
                  associated tools), boats, house trailers, tools, pulling machines, warehouse stocks, microwave equipment, computer equipment, remote terminal units, equipment or material temporarily located on the Assets.;

                           (o) any pipelines, easements, fixtures, tanks, LACT
                  units or equipment located on the Assets which belong to third Persons, including lessors and Affiliates of Seller;

                           (p) all of Seller's interest in any oil, gas or
                  mineral leases, which (i) are not set forth on Schedule B or
                  (ii) cover or pertain to lands or depths other than the particular lands or depths described in the Leases specifically referenced on Schedule B or such depths which are specifically excepted or reserved on Schedule B; and

                           (q) all real or personal property held or owned by
                  Seller's Affiliates or any third Persons.

                    "EXCLUDED OBLIGATIONS" means, with respect to any Asset,
            except as constitutes Environmental Obligations, any obligations of Seller (i) due and owed prior to the Effective Date under any Contract; (ii) due and owed prior to the Effective Date with respect to the payment of Burdens; (iii) to third Persons arising from property damage or personal injury sustained prior to the Effective Date; and (iv) arising from any existing litigation or demands made as of the Effective Date (including, but not limited to those items of litigation disclosed on Schedule 3.1(g).

                  "GOVERNMENTAL BODY" means any Federal, state, county, parish, municipal, or other federal, state or local governmental authority or judicial or regulatory agency, board, body, department, bureau, commission, instrumentality, court, tribunal or quasi-governmental authority in any jurisdiction (domestic or foreign).

                    "HYDROCARBONS" means crude oil, natural gas, casinghead gas, condensate, sulphur, natural gas liquids, plant products and other liquid or gaseous hydrocarbons (including without limitation, coalbed gas and CO(2) and shall also refer to all other minerals of every kind and character which may be covered by or included in the Assets.

                    "KNOWLEDGE" means the actual knowledge of a Party's current corporate officers and business unit managers.

                    "LEASES" means, except to the extent constituting Excluded
            Assets, any and all rights, titles and interests owned by Seller in all of the oil, gas or mineral leases, and other interests described on Schedule B to the Agreement, insofar and only insofar as such Leases pertain to the lands and interests described in said Schedules. The Leases shall include all of Seller's right, title and interest to all depths unless specifically limited on Schedule B.

                    "LOSSES" means any and all losses, liabilities, claims,
            demands, penalties, fines, settlements, damages, actions, or suits of whatsoever kind and nature (but expressly excluding consequential damages), whether or not subject to litigation, including, without limitation (i) claims or penalties arising from products liability, negligence, statutory liability or violation of any Applicable Law or in tort (strict, absolute or otherwise) and (ii) loss of or damage to any property, and all reasonable out-of-pocket costs, disbursements and expenses (including, without limitation, legal, accounting, consulting and investigation expenses and litigation costs).

                    "MATERIAL ENVIRONMENTAL CONDITION" means a condition
            (excluding any condition relating to Plugging and Abandonment) that exists prior to the Effective Date, and only to the extent in existence as of the Effective Date, with respect to the air, land, soil, surface, subsurface strata, surface water, ground water or sediments which causes an Asset to be subject to immediate remediation under Environmental Laws in effect as of the Effective Date, but only to the extent that (i) the condition was not disclosed or otherwise known to the Buyer prior to the execution of this Agreement, (ii) the cost to remediate such condition to lawfully acceptable levels will exceed, as to Buyer's share, the sum of $50,000; and (iii) the cumulative cost to remediate all conditions qualifying under (i) and (ii) above exceed[s] two per cent (2%) of the Purchase Price.

                  "OTHER PROPERTY" means, except to the extent constituting Excluded Assets,

                           (a) all of Seller's interest in all wells (including,
                  without limitation, all oil, gas, injection, disposal and other wells, whether active or inactive, productive or non-productive, plugged and abandoned or temporarily abandoned), platforms, equipment, facilities and personal property of any kind including but not limited to tubing, casing, wellheads; pumping units, production units, compressors, valves, meters, flowlines, pipelines, gathering systems, undersea power cables, tanks, heaters, separators, dehydrators, pumps and injection units which are located on or connected with the Leases, the Beneficial Interests or Easements and which are



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



                  used solely and exclusively in connection with the production, treatment, gathering or transportation of Hydrocarbons from the Leases, Properties or Easements;

                           (b) copies of the following instruments, insofar as
                  the same are attributable to, appurtenant to, incidental to, or used for the operation of the Leases, the Beneficial Interests or Easements: (i) all unitization, communitization, and pooling designations, declarations, agreements and orders covering the Leases, the Beneficial Interests or Easements, or any portion thereof; and the units and pooled or communitized areas created thereby; and (ii) all lease files, land files, well files, gas and oil sales contract files, gas processing files, division order files, abstracts, title opinions, and all other books, files and records, information and data not constituting Excluded Assets; and

                           (c) subject to Section 4.3(a), all rights,
                  obligations, interests and benefits to gas imbalances with respect to the Assets; and

                           (d) all licenses, authorizations, permits, variances
                  and similar rights and interests related to the Leases, Beneficial Interests, Easements and Contracts and personal property to be conveyed hereunder.

                  "PERMITTED ENCUMBRANCES" means:

                           (a) all leases, operating agreements, operator liens
                  and working interest owner liens, unit, communitization and pooling agreements, farmout agreements, subleases and farmin agreements and all Contracts that do not affect Seller's net revenue interest;

                           (b) all Applicable Laws, and all rights reserved or
                  vested in any Governmental Body to control or regulate the Assets in any manner including, without limitation, any adjustment to Seller's net revenue interest or gross working interest in a particular Property, caused by, or as the result of any action of a Governmental Body which is not the result of any negligent act or omission of Seller;

                           (c) liens for Taxes or assessments not yet due and
                  payable or not yet delinquent, or if delinquent, that are being contested in good faith by appropriate action brought in the normal course;

                           (d) reversionary interests arising under farmout and
                  farmin agreements, subleases, and the non-consent provisions of applicable operating agreements, as set forth on Schedule C;

                           (e) liens imposed by Applicable Law, such as
                  carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of




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



                  business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith;

                           (f) defects that have been cured by possession under
                  applicable statutes of limitation, and

                           (g) other minor defects or irregularities generally
                  waived by prudent purchasers of oil and gas properties.

                  "PERSON" means any natural person, corporation, division of a corporation, association, company, estate, trust, partnership, joint venture, unincorporated organization, Governmental Body, or any other entity.

                  "PLUGGING AND ABANDONMENT" means all plugging, replugging, abandonment, removal, disposal or restoration associated with the Assets, including, but not limited to, all plugging and abandonment, removal, surface restoration (including without limitation wetlands and marsh restoration), site clearance and disposal of the wells, well cellars, structures and personal property located on or associated with the Assets (whether drilled or placed on an Asset prior to or after the Effective Date), the removal and capping of all associated flowlines, the restoration of the surface, site clearance, and any disposal of related waste materials, including without limitation naturally occurring radioactive material (NORM) and asbestos, all in accordance with Applicable Laws and the terms and conditions of the Leases, Beneficial Interests, Easements and Contracts.

                  "PROPERTIES" means an accounting unit described on Schedule C which is utilized by Seller for an allocation of revenue and expenses from the Assets.

                  "TAXES" shall mean any and all fees (including, without limitation, documentation, license, recording, filing and registration fees), taxes (including without limitation, production, gross receipts, ad valorem, value added, windfall profit tax, environmental tax, turnover, sales, use, personal property (tangible and intangible), stamp, leasing, lease, user, leasing use, excise, franchise, transfer, heating value, fuel, excess profits, occupational, interest equalization, lifting, oil, gas, or mineral production or severance, and other taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever, imposed by any Governmental Body or taxing authority thereof, domestic or foreign, together with any and all penalties, fines, additions to tax and interest thereon, whether or not such tax shall be existing or hereafter adopted.

                  "TITLE DEFECT" shall mean a material deficiency in one (or more) of the following respects, to wit:

                           (a) Seller's title at the Closing Date, as to all or
                  a part of the Assets, is subject to an outstanding mortgage, deed of trust or lien (other than Burdens);

                           (b) Seller owns a lesser net revenue interest than
                  that shown on Schedule C attached hereto or a greater working interest than that shown on Schedule C that is not offset by a proportionate increase in net revenue interest;

                           (c) Seller's rights and interests are subject to
                  being reduced by virtue of the exercise by a third Person of a reversionary, back-in or other similar right not reflected in Schedule C;

                           (d) Seller is in default under some material
                  provision of a lease, farmin agreement, or other contract or agreement affecting all or any part of the Assets;

           but shall not include any Permitted Encumbrance.

                    Loss of Lease acreage will be a Title Defect only if final adjudication as to the loss of that Lease occurs prior to Closing. If there is a lien or encumbrance in the form of a judgment secured by a supersedeas bond or other security approved by the court issuing such order, such shall not be considered a Title Defect under this Agreement.

           1.3 OTHER DEFINITIONS IN THE AGREEMENT. The following terms shall have the respective meanings ascribed to them in the Sections of the Agreement set forth below opposite such terms:

         Affiliate Oil Purchaser ............................4.3(b)(i)
         Assignments ........................................2.5
         Buyer ..............................................Preamble
         Claim Notice .......................................8.4(a)
         Cure ...............................................4.3(l)(ii)
         Cure Notice ........................................4.3(l)(ii)
         Defect Value .......................................4.3(l)(i)
         Disputed Claim .....................................8.6
         Final Recap ........................................4.3(f)
         Indemnified Party ..................................8.4(a)
         Indemnifying Party .................................8.4(a)
         Interest Addition ..................................4.3(l)(v)
         Interest Addition Notice ...........................4.3(l)(v)
         Interest Addition Payment ..........................4.3(l)(v)
         Interest Addition Rejection Notice .................4.3(l)(v)
         Interest Addition Value ............................4.3(l)(v)
         Northstar Agreement ................................5.1(h)
         Notice Period ......................................8.4(a)
         Offset .............................................4.3(l)(v)
         Party ..............................................Preamble
         Performance Deposit ................................2.3
         Preliminary Recap ..................................4.3(g)
         Purchase Price .....................................2.2
         Rejection Notice ...................................4.3(l)(iii)

         1.4 RULES OF CONSTRUCTION. For purposes of this Agreement:

                  (a) GENERAL. Unless the context otherwise requires, (i) "or" is not exclusive; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles that are generally accepted in the United States of America; (iii) words in the singular include the plural and words in the plural include the singular; (iv) words in the masculine include the feminine and words in the feminine include the masculine; (v) any date specified for any action that is not a Business Day shall be deemed to mean the first Business Day after such date; (vi) a reference to a Person includes its successors and assigns; and (vii) the use of the word "include" or "including" when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

                  (b) PARTS AND SECTIONS. References to Parts and Sections are, unless otherwise specified, to Parts and Sections of the Agreement. Neither the captions to Parts or Sections hereof nor the Table of Contents shall be deemed to be a part of the Agreement.

                  (c) EXHIBITS AND SCHEDULES. The Exhibits and Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement.

                  (d) OTHER AGREEMENTS. References herein to any agreement or other instrument shall, unless the context otherwise requires (or the definition thereof otherwise specifies), be deemed references to that agreement or instrument as it may from time to time be changed, amended or extended.


                                    PART TWO

                                SALE AND PURCHASE

         2.1 PURCHASE AND SALE. At the Closing, Seller shall sell, assign and convey to the Buyer and Buyer shall purchase and pay for the Assets and assume the Assumed Obligations as provided in 4.2(a) and the Material Environmental Conditions as set forth in Section 4.2(b).

         2.2 PURCHASE PRICE. The purchase price shall be Two Million Seven Hundred Ninety Thousand Dollars ($2,790,000.00) (the "Purchase Price"). The amount of the Purchase Price is set in consideration of Buyer assuming the Assumed Obligations as provided in Section 4.2(a) and the Material Environmental Conditions as set forth in Section 4.2(b).

         2.3 PERFORMANCE DEPOSIT. As evidence of good faith, Buyer has tendered to Seller, a cash performance deposit in the amount of Fifty Thousand Dollars ($50,000.00) (the "Performance Deposit"). The Performance Deposit is non-interest bearing and non-refundable except as provided herein. At Closing, Buyer shall pay and deliver to Seller the remaining unpaid Purchase Price as provided herein.

                  EXCEPT WHERE BUYER'S PERFORMANCE IS EXCUSED PURSUANT TO PART FIVE, IF BUYER FAILS TO COMPLETE THE TRANSACTION SET FORTH IN THIS AGREEMENT, THE PARTIES AGREE THAT SELLER SHALL RETAIN THE PERFORMANCE DEPOSIT AS LIQUIDATED DAMAGES, WHICH THE PARTIES AGREE IS A REASONABLE SUM CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, INCLUDING THE RELATIONSHIP OF THE SUM OF THE RANGE OF HARM TO SELLER THAT REASONABLY COULD BE ANTICIPATED AND THE ANTICIPATION THAT PROOF OF ACTUAL DAMAGES WOULD BE COSTLY OR INCONVENIENT. IN PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE.

                         Seller              Buyer
                         Initial________     Initial_________

         2.4 ALLOCATION OF PURCHASE PRICE. Schedule 2.4 will set forth a good faith allocation of the Purchase Price among the groups of Properties which comprise the Assets, which allocation will be prepared by Buyer and delivered to Seller upon execution of this Agreement. Such allocation will be provided for the purpose of (i) establishing a basis for certain Taxes and (ii) handling those instances for which the Purchase Price is adjusted as provided herein. In the event that a negative allocation is made with respect to any Asset and the negative allocation is not the result of Seller's overproduced cumulative gas production imbalance, Seller expressly reserves the right within 10 Business Days prior to closing to withdraw such. Asset or Assets from the sale, and Buyer agrees to increase the Purchase Price by the same dollar amount allocated to such Asset or Assets.

         2.5 CLOSING AND PAYMENT OF PURCHASE PRICE. Subject to the terms and conditions contained herein, this sale and purchase shall close on the Closing Date. At Closing, Buyer will pay Seller the remaining unpaid portion of the Purchase Price, adjusted pursuant to the terms of this Agreement, by wire transfer of collected funds payable to Seller as set forth below. At Closing, Seller shall deliver to Buyer assignments and bills of sale in the forms attached hereto as Exhibits A-1 through A-2 (the "Assignments"), as well as such certificates or other documents as are required to effect the transfer of the Assets, or the subsequent operation thereof.

         2.6 METHOD OF PAYMENT. Any amount payable under this Agreement shall be payable in immediately available funds by means of a wire transfer, if to Seller, to Seller's account at Chase Manhattan Bank, 1 Chase Plaza, New York, New York, ABA, #021000021, account number 9102582567 (with immediate telephone notice to Luci Romano, 914-253-6071), or to such other account number as Seller may by written notice direct, or if to Buyer, to Buyer's account as may be designated by Buyer.

                                   PART THREE

                         REPRESENTATIONS AND WARRANTIES

         3.1 SELLER. Seller represents and warrants to Buyer that, as of the Effective Date:

                  (a) ORGANIZATION AND STANDING. Seller has been duly organized and is validly existing in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the nature of its properties or business requires it.

                  (b) AUTHORITY AND NO VIOLATION. The Seller has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement (a) has been duly authorized by all requisite corporate or shareholder action and (b) does not conflict with or result in a violation or breach of the Corporate Documents of the Seller or of any agreement, instrument, statute, regulation, rule, order, writ, judgment or decree to which the Seller or its property is directly or indirectly a party or is directly or indirectly subject.

                  (c) VALIDITY OF AGREEMENT. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with the terms of the Agreement, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar Applicable Laws affecting the enforcement of creditor's rights generally. The enforceability of Seller's obligations under the Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d) NO BANKRUPTCY. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or to the actual knowledge of Seller, threatened against Seller.

                  (e) BROKERS' FEES. Seller has not incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the Contemplated Transactions for which Buyer shall be liable.

                  (f) STATUS. Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and in the regulations promulgated pursuant thereto.

                  (g) LITIGATION. Except as set forth on Schedule 3.1(g), to the Knowledge of Seller there are no actions suits, or proceedings pending or threatened against Seller as to the Assets, before any court or arbitration tribunal or before or by any Governmental Body.

                  (h) NO CONSENTS REQUIRED. Except as set forth on Schedule 3.1(h) or consents required from Governmental Bodies as part of an ordinary course transfer, no consents, approvals or other action by, or filing with any Person or Governmental Body is required in connection with the execution, delivery and performance by Seller of the Agreement.

                  (i) LIMITATION. The foregoing representations and warranties are given by Seller to Buyer and are not intended to be given or used by any other Person not a Party to this Agreement.

                  (j) NOTICE OF MATERIAL ENVIRONMENTAL CONDITION. Seller has not received notice of a Material Environmental Condition within 12 months prior to the date of execution of this Agreement from any operator of the Assets to the knowledge of Seller's current Gulf of Mexico Business Unit Leader, OBO Asset Manager, or Safety, Health and Environment Manager.

         3.2 BUYER. Buyer represents and warrants to Seller that, as of the Effective Date:

                  (a) ORGANIZATION AND STANDING. Buyer has been duly organized and is validly existing in good standing under the laws of the State of Delaware, and is duly qualified to do business in Louisiana as Energy Partners of Delaware, Ltd. Buyer is in good standing as a foreign corporation in all jurisdictions where the nature of its properties or business requires it.

                  (b) AUTHORITY AND NO VIOLATION. The Buyer has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement (a) has been duly authorized by all requisite corporate or shareholder action and (b) does not conflict with or result in a violation or breach of the Corporate Documents of the Buyer or of any agreement, instrument, statute, regulation, rule, order, writ, judgment or decree to which the Buyer or its property is directly or indirectly a party or is directly or indirectly subject.

                  (c) VALIDITY OF AGREEMENT. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with the terms of the Agreement, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar Applicable Laws affecting the enforcement of creditor's rights generally. The enforceability of Buyer's obligations under the Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d) NO BANKRUPTCY. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or to the actual knowledge of Buyer, threatened against Buyer.

                  (e) BROKERS' FEES. Buyer has not incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the Contemplated Transactions for which Seller shall be liable.

                  (f) KNOWLEDGEABLE INVESTOR. Buyer is an experienced and knowledgeable investor and operator in the oil and gas business. In making its decision to participate in this Agreement and the Contemplated Transactions, Buyer has relied solely on its own independent investigation, analysis and evaluation of the Assets.

                  (g) SECURITIES REPRESENTATION. Buyer is acquiring the Assets for its own account and not with a view to, or for offer of resale in connection with, a distribution thereof, within the meaning of the Securities Act of 1933, 15 U.S.C. Section 77a et seq., or any other Applicable Laws pertaining to the distribution of securities.

                  (h) FUNDING. Buyer has arranged to have available by the Closing Date sufficient funds to enable the Buyer to pay in full the Purchase Price as herein provided and otherwise to perform its obligations under this Agreement.

                  (i) QUALIFICATIONS AND APPROVALS. Buyer or Buyer's assignee(s) has obtained all necessary qualifications and approvals required by all Governmental Bodies having jurisdiction over the Assets.

                  (j) GOVERNMENTAL BODY APPROVAL. To Buyer's Knowledge, there are no facts or conditions with respect to the Assets that may cause any Governmental Body to withhold its unconditional approval of the Assignments.

         3.3 DISCLAIMER AND NOTIFICATIONS. THERE ARE NO WARRANTIES, REPRESENTATIONS OR IMPLIED COVENANTS BETWEEN THE PARTIES EXCEPT THE MATTERS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT. THE PARTIES RESPECTIVELY DISCLAIM ANY OTHER WARRANTIES OR REPRESENTATIONS INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AND REPRESENTATIONS IMPLIED UNDER APPLICABLE LAW.

                  (a) NO IMPLIED REPRESENTATIONS. IT IS EXPRESSLY UNDERSTOOD BY THE PARTIES HERETO THAT SELLER DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO TITLE OR THE CONDITION OR STATE OF REPAIR OF THE ASSETS, THEIR VALUE, QUALITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR ANY USES OR PURPOSES, NOR AS TO THE CURRENT VOLUME, NATURE, QUALITY, CLASSIFICATION, OR VALUE OF THE OIL, GAS OR OTHER MINERAL RESERVES THEREUNDER OR COVERED THEREBY, NOR WITH RESPECT TO ANY APPURTENANCES THERETO BELONGING OR IN ANY WISE APPERTAINING TO SAID ASSETS, OR OTHERWISE. Seller has advised Buyer and Buyer has acknowledged that certain spills of Hydrocarbons, produced water and chemicals from oil and gas exploration, development, production or processing have occurred, or may have occurred, upon the Assets, which could have resulted in contamination of the soil, water, ground water, or improvements on the Assets. Furthermore, Seller has cautioned Buyer to thoroughly examine and inspect the Assets for any such conditions or violations and generally as to the condition of the Assets and its improvements, including a recommendation by Seller to Buyer that Buyer engage an environmental consulting firm to make an environmental survey of the Assets, and Buyer hereby acknowledges such obligations and assumes all liabilities associated therewith.

                  (b) BUYER'S INSPECTION OF THE ASSETS. Further, Buyer certifies that the Assets (including, but not limited to, any oil, gas or other mineral reserves underlying the Assets) have been, or will be prior to Closing, carefully inspected by Buyer; that Buyer is, or will be prior to Closing, familiar with their condition and value thereof, and the improvements and appurtenances (including electric wiring and machinery installed thereon) located on the Assets, inclusive of any Hydrocarbons, other soil contaminants or waste substances, whether similar or dissimilar, that may be present in the soil, water and groundwater; that Buyer has engaged, or has had the opportunity to engage prior to Closing, such contractors or consultants as Buyer deems prudent for tests and surveys of the soil, water, groundwater, Other Property, and improvements on the Assets; and that Buyer assumes any and all obligations, risks and liabilities associated therewith. Buyer acknowledges that the Assets have been or may have been used in connection with oil, gas and other mineral exploration, development and operations, as well as with respect to processing and refining operations, and, as such, equipment, appurtenances, processing and other facilities, plants, buildings, structures, improvements, abandoned and other tanks and piping (including above ground and underground tanks and piping), storage facilities, gathering and distribution lines, wells and other petroleum production facilities and appurtenances which have not been excepted and excluded from this conveyance may be located thereon. Further, Buyer acknowledges that the Assets may also contain unplugged wells, wellbores or buried pipelines or other equipment, whether or not of a similar nature, the locations of which may not now be known by Seller or be readily apparent through a physical inspection of the Assets. Buyer further accepts the Assets (including, but not limited to, any oil, gas or other minerals and/or mineral reserves underlying said Assets) AS IS, WHERE IS, IN THEIR PRESENT CONDITION AND STATE OF REPAIR, AND WITHOUT ANY REPRESENTATIONS, GUARANTIES, OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THEIR TITLE,

         VALUE, QUALITY, MERCHANTABILITY, OR THEIR SUITABILITY OR FITNESS FOR BUYER'S INTENDED USE, OR FOR ANY USES OR PURPOSES WHATSOEVER, OR THAT THE ASSETS HAVE BEEN RENDERED FREE FROM ANY DEFECTS, HAZARDS, OR DANGEROUS CONDITIONS.

                  (c) DISCLAIMER. Without limiting the generality of the foregoing, but in furtherance of same, SELLER DISCLAIMS ANY AND ALL LIABILITY ARISING IN CONNECTION WITH ANY ENVIRONMENTAL MATTERS INCLUDING, WITHOUT LIMITATION, ANY PRESENCE OF NATURALLY OCCURRING RADIOACTIVE MATERIAL (NORM) ON THE ASSETS. IN ADDITION, THERE ARE NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, INFORMATION OR MATERIALS HERETOFORE OR HEREAFTER FURNISHED IN CONNECTION WITH THE ASSETS OR AS TO THE QUALITY OR QUANTITY OF THE HYDROCARBONS AND ANY OTHER MINERAL RESERVES, IF ANY, ATTRIBUTABLE TO THE INTEREST CONVEYED HEREIN OR THE ABILITY OF THE ASSETS TO PRODUCE HYDROCARBONS OR ANY OTHER MINERALS, AND ANY AND ALL DATA, INFORMATION AND MATERIAL FURNISHED BY SELLER IS PROVIDED AS A CONVENIENCE ONLY AND ANY RELIANCE ON OR USE OF THE SAME IS AT BUYER'S SOLE RISK.

                  (d) YEAR 2000 DISCLAIMER. THE CONTEMPLATED TRANSACTION SHALL BE WITHOUT ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION THAT ANY ASSETS EXCHANGED HEREUNDER SHALL IN ANY WAY WHATSOEVER BE MILLENNIUM COMPLIANT. FOR PURPOSES OF THIS AGREEMENT, "MILLENNIUM COMPLIANT" MEANS THAT THE ASSETS WILL ACCURATELY: (A) HANDLE DATA BEFORE, DURING, AND AFTER JANUARY 1, 2000, INCLUDING, BUT NOT LIMITED TO, ACCEPTING DATE INPUT, PROVIDING DATE OUTPUT, AND PERFORMING CALCULATIONS ON DATES OR PORTIONS OF DATES; (B) FUNCTION WITHOUT INTERRUPTION BEFORE, DURING, AND AFTER JANUARY 1, 2000, WITHOUT ANY CHANGE IN OPERATIONS ASSOCIATED WITH THE ADVENT OF THE NEW CENTURY (INCLUDING THE FACT THAT THE YEAR 2000 IS A LEAP YEAR); (C) ACCOMMODATE FOUR-DIGIT YEAR INPUT OR RESPOND TO TWO-DIGIT YEAR-DATE INPUT IN A WAY THAT RESOLVES THE AMBIGUITY AS TO CENTURY IN A DISCLOSED, DEFINED, AND PREDETERMINED MANNER; AND (D) STORE AND PROVIDE OUTPUT OF DATE INFORMATION IN WAYS THAT ARE UNAMBIGUOUS AS TO CENTURY.

                  (e) WAIVER OF IMPLIED WARRANTIES. BUYER UNDERSTANDS THAT UNDER ARTICLES 2520 THROUGH 2548 OF THE LOUISIANA CIVIL CODE, AS AMENDED, AND OTHER PROVISIONS OF LAW THIS SALE WOULD ORDINARILY INCLUDE A WARRANTY, IMPLIED BY LAW, AGAINST CERTAIN DEFECTS IN THE SALE CONTEMPLATED HEREUNDER. BUYER EXPRESSLY WAIVES ANY AND ALL SUCH WARRANTIES WITH RESPECT TO ALL

         DEFECTS, WHETHER APPARENT OR LATENT, VISIBLE OR NOT, AND REGARDLESS OF WHETHER BUYER IS PRESENTLY AWARE OF SUCH DEFECTS. THIS WAIVER OF WARRANTY EXTENDS TO ALL DEFECTS, EVEN IF THE DEFECT OR DEFECTS RENDER THE PROPERTY ABSOLUTELY USELESS, OR SO INCONVENIENT AND IMPERFECT THAT BUYER WOULD NOT HAVE PURCHASED THE PROPERTY HAD BUYER KNOWN OF THE DEFECT. BUYER HAS EXAMINED THE PROPERTY THOROUGHLY AND IS FULLY SATISFIED WITH ITS CONDITION. BUYER HAS READ AND UNDERSTANDS THE FOREGOING WAIVER OF THE IMPLIED WARRANTY PROVIDED FOR UNDER ARTICLES 2520 THROUGH 2548 OF THE LOUISIANA CIVIL CODE, AS AMENDED, THE WAIVER HAS BEEN POINTED OUT AND EXPLAINED, AND QUESTIONS OR DOUBTS BUYER HAS CONCERNING THE SAME HAVE BEEN ANSWERED SATISFACTORILY. SELLER AND BUYER ACKNOWLEDGE AND STIPULATE THAT THE SALE PRICE WAS NEGOTIATED AND AGREED UPON AFTER CONSIDERATION OF THE WAIVER OF WARRANTY HEREIN SET FORTH. BUYER AND SELLER ACKNOWLEDGE READING AND UNDERSTANDING THE WARRANTY WAIVER PROVISIONS CONTAINED IN THIS INSTRUMENT BY THEIR INITIALS:

                           BUYER:_______ SELLER:______


                                    PART FOUR

                                    COVENANTS

         4.1 COVENANTS OF SELLER. Seller covenants with the Buyer as follows:

                  (a) ACCESS. From the date of execution of this Agreement until Closing, Seller shall afford Buyer and Buyer's representatives full and reasonable access to the Assets in the possession of Seller during normal working hours, and shall at Buyer's request, request access on behalf of Buyer to any Assets not operated by Seller.

                  (b) FILES. From the date of execution of this Agreement until Closing, Seller shall permit Buyer and its representatives at reasonable times during normal business hours to examine, in Sellers' offices at their actual location, all abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, payout statements and agreements pertaining to the Assets insofar as the same may now be in existence and in the possession of Seller, except those which constitute Excluded Assets. From the date of execution of this Agreement until Closing, Seller shall make available to Buyer for inspection by Buyer at reasonable times during normal business hours at their actual location, all production and engineering books, records and data in possession of Seller which are directly related to the Assets, and all other files, records, and data pertaining to the Assets, except those which may constitute Excluded Assets.

                  (c) CONSENTS. Subject to Section 4.3(n), Seller shall use reasonable efforts to obtain all necessary waivers, consents, approvals, permits and authorizations and actions of third Persons to complete the Contemplated Transactions prior to Closing.

                  (d) CONDUCT OF BUSINESS. From the date of execution of this Agreement and until the Closing, Seller shall (i) maintain books of account and records with regard to the Assets in accordance with Seller's past practices; and (ii) pay its share of all costs and expenses attributable to the Assets in accordance with past practices subject to its rights under the Final Recap set forth in Section 4.3(f). Without limitation of the foregoing, after the execution of the Agreement and prior to Closing, Seller shall have the right to make any changes, repairs or modifications, or incur any expenditures necessary or desirable in Seller's opinion for the protection of the Assets, required under the Contracts, or to comply with any Applicable Law or other legal requirement relative to the premises or to prevent or react to an emergency or environmental incident. Seller shall have the right to effect such expenditure or action with or without the approval of Buyer, acting as would any prudent operator under similar circumstances. Unless Buyer and Seller otherwise agree, Seller shall not materially alter the Assets (other than the use of supplies and consumables) or remove any improvements, equipment or property which comprise the Assets (other than the use of supplies and consumables).

         4.2 COVENANTS OF BUYER. Buyer covenants with Seller as follows:

                  (a) ASSUMED OBLIGATIONS. At Closing, Buyer shall assume the Assumed Obligations.

                  (b) MATERIAL ENVIRONMENTAL CONDITIONS. Except with respect to any Material Environmental Condition indemnified or remediated by Seller under Section 6.1(a) or 6.1(d) hereof and without limitation of
         Section 4.2(a), at Closing, Buyer shall assume all obligations related to the Material Environmental Conditions.

                  (c) BUYER'S RESPONSIBILITIES. Buyer shall be responsible for the payment of all necessary and reasonable capital costs, Taxes, expenses and Burdens incurred against or applicable to the operation and use of the Assets from and after the Effective Date, whether invoiced or not. All production of Hydrocarbons from the Assets occurring from and after the Effective Date and all proceeds from or attributable thereto shall be the property of and belong to Buyer as of the Effective Date.

                  (d) PAYMENT OF BURDENS. Buyer shall commence, or cause to be commenced, the payment of Burdens for all Hydrocarbons produced beginning the first day of the month following the month in which Closing occurs.

                  (e) CONFIDENTIALITY. In the event that this Agreement is terminated or, if not terminated, until the Closing, all information made available to Buyer under Section 4.1 shall be maintained confidential by Buyer for a period of one year. Buyer shall take whatever reasonable steps as may be necessary to ensure that Buyer's employees, consultants and agents comply with the provisions of this
            Section 4.2(e).

                     (f) COMPLIANCE WITH LAWS. Buyer hereby covenants that it
            will comply with all Applicable Laws in its ownership and operation of the Assets. Buyer specifically covenants that it will comply with all Applicable Laws with respect to (i) all exploration, drilling, production, Plugging and Abandonment, and (ii) the control, regulation and prevention of pollution, including, but not limited to, saltwater discharge and contamination.

                     (g) RECOUPMENT OF OVERPAYMENTS. Buyer expressly agrees to
            assist Seller in recouping any monies from third Persons due to overpayments made prior to the Effective Date, provided there is no liability attributed to any action or inaction undertaken by Buyer on behalf of Seller. This assistance should replicate the reasonable and customary action that Seller would take in the event that Seller continued to own or operate the Assets.

                     (h) PERFORMANCE BONDS.

                              (i) In the event Buyer is required, by any
                     Governmental Body having jurisdiction and authority over the Assets, to provide a letter of credit, surety bond or other surety instrument in order to secure approval of the Assignments contemplated hereby, Buyer shall furnish same in a form acceptable to the Governmental Body, as soon as possible after receipt of such Governmental Body's request for security. Additionally Buyer shall provide Seller with a copy of said bond, letter of credit or other surety instrument, provide proof satisfactory to Seller that the Governmental Body has accepted said bond or letter of credit, and provide copies of the Governmental Body's approval of the assignment of such Leases and Properties. Buyer shall take whatever steps are necessary to expedite approval of the Assignments from the appropriate Governmental Body.

                              (ii) As part of the consideration for the
                     Contemplated Transactions, Buyer covenants to, and shall guarantee full performance of, and compliance with, all Assumed Obligations. The performance bonds utilized for purposes of this paragraph shall be in the form attached as Exhibit B. This obligation to provide security to Seller shall be totally separate and apart from any such obligations owed to any other Person or Governmental Body.

                     (i) INSURANCE. Buyer covenants that all insurance obtained by Buyer during its term of ownership of the Assets covering environmental damage, third Person property damage, personal injury or death shall name Seller as an additional insured to the extent of Seller's insurable interest and Buyer's liability and obligations assumed herein, including those of indemnification, and shall contain a waiver of subrogation against Seller.

                     (j) ACCESS. Buyer shall use its best efforts to secure for
            Seller the right to enter onto and use the Assets and such other resources, including but not limited to water and power, as are reasonably necessary for Seller to remedy any Material Environmental Condition pursuant to Section 6.1(a).

            4.3 COVENANTS OF SELLER AND BUYER. Buyer and Seller agree as follows:

                     (a) PRODUCT IMBALANCES. With respect to product imbalances from the Assets, the Parties agree as follows:

                              (i) UNDERPRODUCTION. The Purchase Price reflects
                     Seller's underproduced gas position (if any) under any Contracts or wells included in the Assets as shown on
                     Schedule 4.3(a). As of the Effective Date, Buyer shall assume all of Seller's rights, obligations, liabilities and responsibilities associated with Seller's underproduced gas position, including any Taxes and royalties due or payable on the value of Seller's underproduction and Seller shall have no further rights or claims whatsoever with respect to the underproduced gas. Seller and Buyer agree that the Purchase Price shall be adjusted upward at the rate of $1.50 per mcf at Closing to reflect the estimated value of any additional underproduction not reflected on Schedule 4.3(a) or any reduction in overproduction described in
                     Section 4.3(a)(ii) as of the Effective Date. Any additional underproduced volumes or reduction in overproduction accrued prior to the Effective Date and identified after Closing shall be accounted for as provided in Section 4.3(f) at the same rate of $1.50 per mcf.

                              (ii) OVERPRODUCTION. The Purchase Price reflects
                     Seller's overproduced gas position (if any) under any Contracts or wells included in the Assets as shown on
                     Schedule 4.3(a). As of the Effective Date, Buyer hereby agrees to and shall assume all rights to Seller's overproduced gas position (but not including the gas actually overproduced) including the right to recoup Taxes and royalties associated with such overproduction, as well as all of Seller's liabilities, responsibilities and obligations to third Persons associated with such overproduced gas position and Seller shall have no further rights, liabilities, obligations or responsibilities whatsoever with respect to the overproduced gas. Seller and Buyer agree that the Purchase Price shall be adjusted downward at the rate of $1.50 per mcf at Closing to reflect the estimated value of any additional overproduction not reflected on Schedule 4.3(a) or reduction in underproduction described in 4.3(a)(i) as of the Effective Date. Any additional overproduced volumes or reductions in underproduction accrued prior to the Effective Date and identified after Closing shall be accounted for as provided in Section 4.3(f) at the same rate of $1.50 per mcf.

                     (b) CALL ON PRODUCTION. With respect to the production of
            Hydrocarbons from the Assets, Buyer and Seller agree as follows:

                              (i) OIL. For a period of five (5) years following
                     Closing, Seller reserves on behalf of Equiva Trading Company LLC or other Affiliates of Seller ("Affiliate

                     Oil Purchaser"), the right from time to time, to purchase from Buyer at a price and on terms equivalent to the price and terms offered to Buyer by any bona fide offer from a third Person purchaser, the crude oil produced and saved from the Properties, except any used for operating purposes thereon. Said third Person offer shall be made either: (i) in writing; or, (ii) orally, subsequently confirmed in writing. Affiliate Oil Purchaser's election to purchase said crude oil shall be given to Buyer in writing within five (5) business days from receipt of notice from Buyer. For the purpose of this Article 4.3(b), all notices should be sent to the attention of Mr. D. R. Davis, Equiva Trading Company LLC, Post Office Box 4604 Houston, Texas 77210-4604, phone number (713) 277-5873, fax number (713)
                     277-6105, or other such party or address as Affiliate Oil Purchaser may specify, in writing, from time to time.

                              (ii) GAS. Seller reserves and is hereby given the
                     limited optional preferential right at any time, and from time to time, to enter into a contract to purchase or designate an alternate purchaser, (all herein called Seller), for all of Buyer's gas, including casinghead gas, produced from the Properties, such right to be exercised as hereinafter provided. Therefore, in the event that Buyer elects to enter into a contract which has a term of six (6) months or longer for the sale of its gas, Buyer shall promptly give Seller written notice of such fact, and Seller shall have five (5) business days after receipt of said notice to elect either to enter into a contract of purchase, or to designate a third Person (which must be an Affiliate of Seller) purchaser of such gas on either the same terms and conditions or on more favorable terms and conditions to Buyer, and if such third Person purchaser is designated, such designation shall be binding on Buyer. If Seller fails to notify Buyer within said five (5) business day period of its election to exercise its preferential right to purchase, then it shall have no right to exercise said right during the contract term. If Seller does not exercise such preferential right and for any reason Buyer does not thereafter enter into said contract, or if the resulting contract expires or is terminated or renegotiated, then the foregoing reservation of said optional preferential right shall continue in full force and effect and said optional preferential right shall apply with respect to any new proposed contract of six (6) months or longer to purchase gas from the Properties. For the purpose of this Article 4.3(b), all notices should be sent to the attention of Mr. A. J. Brown, Texaco Natural Gas Inc., 1437 South Boulder St., Tulsa, Oklahoma 74119-3609, phone number (918) 560-6431, fax number (918) 560-6075, or other such party or address as Seller or Affiliate of Seller may specify, in writing, from time to time.

                              (iii) PROCESSING. At Closing, Buyer shall enter
                     into a processing agreement with Seller or Seller's Affiliate, for the Assets in substantially the form attached hereto as Exhibit C. Alternatively, in consideration for an additional payment of Three Thousand Dollars ($3,000), Buyer may at Closing enter into a processing agreement with Seller or Seller's Affiliate for the Assets in substantially the form attached hereto as Exhibit D. Buyer shall advise Seller at least 5 Business Days prior to closing as to the form of processing agreement Buyer will exercise at Closing.

                     (c) TRANSFER OF RECORDS. With the exception of those items constituting Excluded Assets, copies of all the files, Contracts, and documents of which Seller has possession affecting title to the Leases, Beneficial Interests, Contracts and Easements, and all books, records, production records, logs, well files, information, and engineering data relating to the Assets, of which Seller has possession, shall be shipped to Buyer within sixty (60) days after Closing. Notwithstanding the foregoing, Seller shall use its reasonable efforts to transfer relevant files in Seller's inactive storage (if any) as soon as practicable after Closing, but Seller shall not be liable if it fails to identify such files after exercising its reasonable efforts or if such files are inadvertently destroyed prior to such transfer. Buyer shall designate the method of shipment and the carrier far enough in advance to allow for timely shipment and will be solely responsible for the cost and expense of reproduction and shipment and for any Losses occurring as a result of such shipment. To the extent practical, Seller may elect to provide the above records in electronic format in lieu of paper copies.

                     (d) LETTERS IN LIEU. Buyer shall prepare and Seller shall
            execute, acknowledge and deliver transfer orders or letters in lieu directing all purchasers of production to make payments to Buyer of proceeds attributable to production from the Assets at Closing.

                     (e) PRELIMINARY RECAP. Five days before the Closing, Seller shall provide to Buyer, for Buyer's concurrence, a Closing statement ("Preliminary Recap") with reasonable supporting documentation to account for all adjustments to the Purchase Price. In addition, Seller may include in the Preliminary Recap both revenues and expenses, including but not limited to the production proceeds received by Seller, the product imbalances determined pursuant to 4.3(a), and all necessary and reasonable capital costs, Taxes, expenses and Burdens paid by Seller attributable to the Assets from and after the Effective Date. Seller shall cooperate with Buyer to resolve any disputes on a best efforts and good faith basis. The amounts due under the Preliminary Recap shall be an adjustment to the Purchase Price at Closing.

                     (f) FINAL RECAP. Within one hundred fifty (150) days after the Closing, Seller shall provide to Buyer, for Buyer's concurrence, a final recapitulation settlement ("Final Recap") to account for all production proceeds received by Seller, the product imbalances determined pursuant to Section 4.3(a), all accounts receivable from third Person working interest owners related to the Assets, and all necessary and reasonable capital costs, Taxes, including prorated estimates of ad valorem taxes in the absence of actuals, expenses and Burdens paid by Seller attributable to the Assets from and after the Effective Date. Buyer shall have the right, within thirty (30) days after receipt of the Final Recap, to audit and either (i) accept the Final Recap or (ii) take exceptions to the Final Recap. Any disagreements shall be resolved on a best efforts and good faith basis by Seller and Buyer. If the Parties are not able to resolve any disagreements within one hundred eighty days after exceptions to the Final Recap are taken, such disagreements shall be resolved pursuant to Section 9.14.

                     (g) PAYMENT. Payment of any amounts owed under the Final
            Recap is due within thirty (30) days of receipt of Buyer's notice of acceptance of the Final Recap, or within thirty (30) days of resolution of any exceptions to the Final Recap, whichever is later. After the expiration of the thirty (30) day period, interest will be applied to the balance due at the Agreed Rate.

                     (h) PARTIES' RESPONSIBILITY. Buyer shall be responsible for the payment of (or, if paid by Seller, shall monthly reimburse Seller for) all necessary and reasonable capital costs, Taxes, expenses and Burdens incurred against or applicable to the operation and use of the Assets from and after the Effective Date. All production from the wells located on or attributable to the Assets and all proceeds from or attributable to production from the Assets and sale thereof shall be the property of Buyer and, if received by Seller, shall be paid to Buyer on a monthly basis from and after the Effective Date.

                     (i) ACCESS TO DOCUMENTS. Each Party shall provide
            reasonable access to all relevant documents, data and other information which may be required by the other Party for the purpose of preparing tax returns and responding to any audit by any Governmental Body. Each Party shall cooperate with all reasonable requests of the other Party made in connection with contesting the imposition of Taxes. Notwithstanding anything to the contrary in this Agreement, neither Party shall be required at any time to disclose to the other Party any tax returns or other confidential tax information.

                     (j) AUDIT RIGHTS. Within one year after the Closing Date,
            Seller and Buyer may, at its own expense and by appointment only, audit the other Party's books, accounts and records relating to such production proceeds, capital costs, Taxes, expenses and Burdens relating to this transaction. Such audit shall be conducted so as to cause a minimum of inconvenience to the audited Party.

                     (k) FURTHER ASSURANCES. After Closing, Seller and Buyer
            agree to take such further actions and to execute, acknowledge and deliver all such further documents necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant hereto.

                     (1) TITLE DEFECTS. With respect to Title Defects:

                              (i) On or before fifteen (15) Business Days prior
                     to the Closing Date, Buyer shall have the right to furnish Seller with written notices of alleged Title Defects ("Title Defect Notice"). The Title Defect Notice shall state with reasonable specificity the Property affected, the particular Title Defect claimed, and Buyer's good faith estimate of the amount the Title Defect reduces the Purchase Price ("Defect Value"). Buyer shall conclusively be deemed to have waived any Title Defects not asserted by a Title Defect Notice on or before fifteen (15) Business Days prior to the Closing. For any Title Defect asserted, Seller shall have the option of (i) curing the Title Defect, (ii) contesting the Title Defect or Buyer's good faith estimate of the value thereof, or (c) paying Buyer's good faith estimate of the Defect Value as an adjustment to the Purchase Price subject to the limitations set forth below ("Title Indemnity Payment").

                              (ii) In the event Seller elects to cure the Title
                     Defect, Seller shall so notify Buyer in writing within ten
                     (10) Business Days after receipt of the particular Title Defect Notice ("Cure Notice"). Within sixty (60) Business Days after receipt of the Title Defect Notice, Seller shall either cure the Title Defect to the reasonable satisfaction of Buyer ("Cure"), or if Seller is unable to so cure the Title Defect, make a Title Indemnity Payment for such Title Defect equal to Buyer's good faith estimate of the Defect Value as set forth in the Title Defect Notice.

                              (iii) If Seller contests the existence of a Title
                     Defect or Buyer's good faith estimate of the Defect Value, then Seller shall so notify Buyer in writing before the Closing Date but in no event more than thirty (30) Business Days after Seller's receipt of the Title Defect Notice ("Rejection Notice"). The Rejection Notice shall state with reasonable specificity the basis of Seller's rejection of the Title Defect or Buyer's good faith estimate of the Defect Value. Within thirty (30) Business Days of Buyer's receipt of the Rejection Notice, representatives of Buyer and Seller, knowledgeable in title matters, shall meet and, within sixty (60) Business Days after Buyer's receipt of such Rejection Notice, either: (i) agree to mutually reject the particular Title Defect, or (ii) agree on the validity of such Title Defect and the Defect Value, in which case Seller shall have sixty (60) Business Days after the date of such agreement within which to Cure such Title Defect and failing such Cure, to make the Title Indemnity Payment therefor. If the Parties cannot agree on either options (i) or (ii) in the preceding sentence, the Title Defect or the Defect Value subject to the Rejection Notice shall be submitted to dispute resolution in accordance with the procedures set forth in Section 9.14. If Seller fails to timely deliver a Rejection Notice or a Cure Notice, Seller shall be deemed to have accepted the validity of the Title Defect and Buyer's good faith estimate of the Defect Value, and shall pay Buyer a Title Indemnity Payment for the Title Defect equal to the Defect Value within sixty (60) Business Days of Seller's receipt of the applicable Title Defect Notice.

                              In the event a contested Title Defect cannot be
                     resolved prior to Closing, Seller shall convey the affected Property to Buyer and Buyer shall pay for the Property at Closing in accordance with the Agreement as though there were no Title Defect, subject to Seller's obligations as set forth in this Section 4.3(l)(iii) to Cure or to make a Title Indemnity Payment to Buyer less any net revenues (revenues net of costs and Burdens) received by Buyer attributable to the interest in the Property on which the Title Defect is claimed.

                              (iv) Title Indemnity Payments shall be made by
                     Seller to Buyer as an adjustment to the Purchase Price at Closing if then determined or if not determined as of the Closing, thereafter, consistent with the time frames set forth in Section 4.3(1)(iii). Notwithstanding the provisions of this Section 4.3(1), Seller is obligated to make a Title Indemnity Payment only if the aggregate Defect Value of all Title Defects exceeds a threshold (not a deductible) of two per cent (2%) of the Purchase Price. If a Defect Value is not liquidated or certain in amount, the Defect Value shall be the amount necessary to compensate Buyer for the adverse economic effect on the Property, taking into account all relevant factors, including without limitation, the Property's allocated value, the time value of money, the practical and legal effect of the Title Defect, and the amount of reduction in net revenue interest or increase in the working interest of the affected Property. The aggregated Defect Value on any Asset shall never exceed the Purchase Price.

                              (v) If Seller discovers an increase in the Net
                     Revenue Interest shown on Schedule C with respect to a Property which is free of Title Defects (an "Interest Addition"), then Seller shall, from time to time and without limitation, have the right to give Buyer written notice of such Interest Additions ("Interest Addition Notice"), as soon as practicable but no less than fifteen
                     (15) Business Days before Closing, stating with reasonable specificity the Property affected, the particular Interest Addition claimed, and Seller's good faith estimate of the amount the Additional Interest increases the value of the Purchase Price ("Interest Addition Value"). Seller shall conclusively be deemed to have waived any additional interest not asserted by an Interest Addition Notice on or before fifteen (15) Business Days prior to Closing. If Buyer agrees with the existence of the Additional Interest and Seller's good faith estimate of the Interest Addition Value, then the Interest Addition Value shall be applied as an offset to any Title Indemnity Payment required of Seller ("Offset"). If the Interest Addition Value exceeds the amount of any Title Indemnity Payment(s) due Buyer, the amount of such difference (an "Interest Addition Payment") shall be paid by Buyer to Seller. In the event the Interest Addition Payment is due on or before Closing, it shall be paid as an adjustment to the Purchase Price at Closing. If Buyer contests the existence of the Interest Addition or Seller's good faith estimate of the Interest Addition Value, then Buyer shall so notify Seller in writing within ten (10) Business Days after Buyer's receipt of the Interest Addition Notice ("Interest Addition Rejection Notice"). The Interest Addition Rejection Notice shall state with reasonable specificity the basis of Buyer's rejection of the Additional Interest or Buyer's good faith estimate of the Interest Addition Value. Within ten (10) Business Days of Seller's receipt of the Interest Addition Rejection Notice, representatives of Buyer and Seller, knowledgeable in title matters, shall meet and, within sixty (60) Business Days after Seller's receipt of such Interest Addition Rejection Notice, either (a) agree to mutually reject the Interest Addition in which case Seller shall waive the Interest Addition, or (b) agree on validity of such Interest Addition and the Interest Addition Value, in which case Seller shall be entitled to an Offset or Interest Addition Payment. If the Parties cannot agree on either option (a) or (b) in the preceding sentence, the Interest Addition subject to the Interest Addition Rejection Notice shall be submitted to arbitration in accordance with the procedures set forth in Section 9.14. If Buyer fails to timely deliver an Interest Addition Rejection Notice, Buyer shall be deemed to have accepted the validity of the Interest Addition and

                     Seller's good faith estimate of the Interest Addition Value, and Seller shall be entitled to an Offset or Interest Addition Payment as described above.

                          (vi) If Seller makes a payment for Title Defect
                     pursuant to this Section 4.3(1) for one hundred percent (100%) of the Defect Value, Buyer shall, at Seller's sole option to be exercised no later than sixty (60) Business Days after such payment, reconvey to Seller the Asset or portion of the Asset with respect to which the Title Indemnity Payment was made (effective as of the Effective
                     Date).

                     (m) CERTAIN FILINGS, CONSENTS AND PERMITS. With respect to certain filings and consents required by any Governmental Body, the Parties agree that Buyer and Seller shall cooperate with one another to make all filings necessary and to obtain any necessary consents, permits, authorizations, approvals or waivers, including but not limited to filings with the Minerals Management Service.

                     Without limitation of the foregoing, Seller shall endeavor to obtain, and Buyer shall cooperate in connection with such endeavors.

                     (n)      CONSENTS.

                              (i) If the holder of the right to consent
                     affirmatively refuses to consent prior to Closing, Seller may withdraw the Property and terminate the Agreement.

                              (ii) Except for approvals from Governmental Bodies
                     normally received subsequent to assignment, if Seller believes a consent or waiver may be obtained subsequent to Closing, the Property shall be held by Seller for the benefit of Buyer after Closing and Seller shall provide Buyer with the economic benefits thereof until such consent or waiver is received or until ninety (90) days following Closing, if later, and Buyer shall pay for the Property at Closing in accordance with the Agreement as though the consent or waiver had been obtained. If Seller obtains the consent or waiver on or before ninety (90) days following Closing, then Seller shall deliver conveyances of the Property to Buyer. If the consent or waiver is not obtained or is affirmatively refused on or before ninety (90) days following Closing, Seller shall refund the Purchase Price to the affected portion of the Property to Buyer less any net revenues (revenues net of costs and Burdens) received by Buyer in connection with such affected portion of the Property and Seller's holding for the benefit of Buyer shall terminate.

                     (o) RISK OF LOSS. The risk of casualty loss relating to the
            Assets shall pass from Seller to Buyer as of the Effective Date. If, prior to the Closing Date, all or any material portion of an Asset is destroyed by fire or other casualty, is taken in condemnation or under the right of eminent domain or proceedings for such purposes are pending or threatened, Buyer shall purchase such portion of the Assets, notwithstanding any such destruction, taking or pending or threatened taking. Seller shall pay to Buyer (as an adjustment to the Purchase Price) all sums paid to Seller by third Persons by reason of the destruction or taking of such portion of the Assets to be assigned to Buyer, and shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any unpaid awards or other payments from third Persons arising out of the destruction, taking or pending or threatened taking as to such interest. If prior to the Closing Date, the applicable Assets are destroyed by fire or other casualty and the sums transferred to Buyer pursuant to the foregoing sentence do not equal the amount necessary to replace or restore the pertinent Assets to the condition they were in prior to such fire or casualty, Seller shall pay to Buyer, or the Purchase Price shall be reduced by the additional amount necessary to repair or replace all destroyed Assets or restore the Assets to their condition prior to the fire or casualty loss. If the sums that Seller would be responsible for pursuant to the foregoing sentence exceed fifty percent (50%) of the Purchase Price, Seller may elect to remove the Asset and terminate this Agreement. Seller shall not voluntarily compromise, settle or adjust any material amounts payable by reason of any material destruction, taking or pending or threatened taking as to any Asset without first obtaining the written consent of Buyer, which shall not be unreasonably withheld.

                     (p) POST-CLOSING ACCESS. Except as otherwise expressly
            provided herein, from and after the Closing Date, Buyer and Seller shall reasonably cooperate and afford each other or cause to be afforded to their respective officers, employees, accountants and other representatives access, upon reasonable notice, during business hours with respect to the facility to which access has been requested, to review and copy the books, documents, databases or other records relating to the Assets not including the Excluded Assets (which books, documents, databases, records, or employees files or other information the Parties shall cooperate and assist one another in identifying and locating), interview, depose or seek testimony of employees, provide assistance in proceedings with employees as witnesses or advisors, investigate the physical premises, take photographs or videotapes, identify employees and contractors with knowledge of any matter which is the subject of a claim for which a Party has responsibility and make such employees available to such Party and provide reasonable office space to do any of the foregoing in connection with any matter affecting or alleged to affect the Party requesting such access.

                     (q) FILING AND RECORDING OF ASSIGNMENTS, ETC. Buyer shall
             be solely responsible for recording of the, Assignments and any other documents related to the Assets and Buyer shall promptly provide Seller with recorded copies of same. Further, Buyer shall be responsible for any recording or filing fees and documentary or transfer Taxes resulting from the Contemplated Transactions.


                                    PART FIVE

                              CONDITIONS TO CLOSING

             5.1 SELLER'S CLOSING CONDITIONS. The obligations of Seller to consummate the Contemplated Transactions are subject to the following conditions:

                     (a) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The
            representations and warranties of Buyer contained in the Agreement or in connection with the Contemplated Transactions were true and correct when made, and shall be true and correct on and as of the Closing Date as though such representations and warranties were made at and as of such date except as otherwise expressly provided herein.

                     (b) COMPLIANCE WITH AGREEMENT. On and as of the Closing
            Date, Buyer shall have performed and complied with all agreements, covenants, and conditions required by the Agreement to be performed and complied with prior to or on the Closing Date.

                     (c) INJUNCTION. As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Seller) shall be pending or threatened before any court or governmental agency seeking to restrain Seller or prohibit the Closing or seeking damages against Seller as a result of the consummation of this Agreement or the Contemplated Transactions.

                     (d) CONVEYANCE. Buyer shall execute, acknowledge and
            deliver to Seller the Assignments substantially in the form of Exhibits A-l through A-2; as well as designation of operator forms required by Applicable Laws and such other documents as may be necessary to carry out the purposes of the Agreement.

                     (e) LETTERS IN LIEU. Buyer and Seller shall execute,
            acknowledge and deliver all letters in lieu as set forth in Section 4.3(d).

                     (f) SECURITY. Any security required by Seller of Buyer
            contemplated in Section 4.2(i)(ii) shall have been obtained.

                     (g) PROCESSING AGREEMENTS. Buyer and Seller, or Seller's
            Affiliate, shall execute, acknowledge and deliver all processing agreements as set forth in Section 4.3(b)(iii).

            5.2 BUYER'S CLOSING CONDITIONS. The obligations of Buyer to consummate the Contemplated Transactions are subject to the following conditions:

                     (a) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The
            representations and warranties of Seller contained in the Agreement or in connection with the Contemplated Transactions were true and correct when made, and shall be true and correct on and as of the Closing Date as though such representations and warranties were made at and as of such date except as otherwise expressly provided herein.

                     (b) COMPLIANCE WITH AGREEMENT. On and as of the Closing
            Date, Seller shall have performed and complied with all agreements, covenants, and conditions required by the Agreement to be performed and complied with prior to or on the Closing Date.

                     (c) INJUNCTION. As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Buyer) shall be pending or threatened before any court or governmental agency seeking to restrain Buyer or prohibit the Closing or seeking damages against Buyer as a result of the consummation of this Agreement or the Contemplated Transactions.

                     (d) CONVEYANCE. Seller shall execute, acknowledge and
            deliver to Buyer the Assignments substantially in the form of Exhibits A-l through A-2, as well as designation of operator forms required by Applicable Laws and such other documents as may be necessary to carry out the purposes of the Agreement.

                     (e) LETTERS IN LIEU. Buyer and Seller shall execute,
            acknowledge and deliver all letters in lieu as set forth in Section 4.3(d).

                     (f) PROCESSING AGREEMENTS. Buyer and Seller, or Seller's
            Affiliate, shall execute, acknowledge and deliver all processing agreements as set forth in Section 4.3(b)(iii).


                                    PART SIX

                              ENVIRONMENTAL MATTERS

           6.1 MATERIAL ENVIRONMENTAL CONDITIONS. Upon discovery of a Material Environmental Condition, but in no event later than ten (10) Business Days prior to Closing, Buyer shall immediately notify Seller of the nature of such condition and shall furnish Seller with Buyer's basis for the assertion of such condition along with available data in support thereof. In the event Buyer has properly notified Seller of one or more Material Environmental Conditions, Seller, at its sole discretion, shall select one of the following options:

                     (a) Seller shall remedy the Material Environmental
            Condition at its own expense and to the satisfaction of the appropriate Governmental Body prior to Closing or as soon thereafter as is reasonably practicable;

                     (b) Seller shall reduce the Purchase Price by an amount
            equal to the cost of the remediation of the Material Environmental Condition, as determined by a third Person contractor to be mutually agreed upon by Buyer and Seller;

                     (c) Seller shall terminate this Agreement; and

                     (d) Seller shall indemnify and hold Buyer harmless from any and all Losses arising from the Material Environmental Condition.

            Any Material Environmental Condition which is not disclosed by Buyer to Seller prior to ten (10) Business Days before Closing shall conclusively be deemed waived by Buyer.


                                   PART SEVEN

                                      TAXES

            7.1 PAYMENT AND APPORTIONMENT OF REAL PROPERTY TAXES AND PERSONAL PROPERTY TAXES. Seller shall retain liability for all adjustments, examinations or claims relating to Taxes that are paid by Seller and that are allocated to Seller pursuant to Section 7.2. Seller shall administer and defend any examination, claim or adjustments arising in connection with Taxes to be paid by Buyer but which are allocated to Seller pursuant to Section 7.2.

            7.2 OTHER TAXES. All excise, windfall profit and other Taxes relating to production of Hydrocarbons attributable to the Assets prior to the Effective Date shall be allocated to Seller, and all such Taxes relating to production on or after the Effective Date shall be apportioned to Buyer.

            7.3 SALES TAXES. The Purchase Price does not include any sales Taxes or other transfer Taxes imposed in connection with the sale of the Assets. Accordingly, Seller will not collect any such taxes at closing. Buyer shall pay any sales Tax or other transfer Tax, as well as any applicable conveyance, transfer and recording fee, and real estate transfer stamps or taxes imposed on the transfer of the Assets pursuant to the Agreement.

            7.4 COOPERATION. Each Party to the Agreement shall provide the other Party with reasonable access to all relevant documents, data and other information which may be required by the other Party for the purpose of preparing Tax returns, establishing or defending a Tax position and responding to any audit by any taxing jurisdiction. Each Party to the Agreement shall cooperate with all reasonable requests of the other Party made in connection with contesting the imposition of Taxes. Notwithstanding anything to the contrary in the Agreement, neither Party to the Agreement shall be required at any time to disclose to the other Party any Tax returns or other confidential or privileged Tax information.

            7.5 TAX PROCEEDINGS. In the event Buyer receives notice of any examination, claim, adjustment or other proceeding relating to the liability for Taxes of or with respect to Seller for any period Seller is or may be liable under the Agreement, Buyer shall within ten (10) days notify Seller in writing thereof. As to any such Taxes for which Seller is or may be liable under the Agreement, and Seller does not contest such liability as against Buyer, Seller shall be entitled at Seller's expense to control or settle the contest of such examination, claim, adjustment or other proceeding, provided Seller notifies Buyer in writing within thirty (30) days after receipt of the notice described in the preceding sentence that Seller desires to do so. The Parties shall


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



   cooperate with each in the negotiations and settlement of any proceeding described in this Section 7.5. Buyer shall provide, or cause to be provided, to Seller necessary authorizations, including powers of attorney, to control any proceeding which Seller is entitled to control pursuant to Part 7.


                                   PART EIGHT

                                    INDEMNITY

            8.1 SELLER. Seller shall indemnify, defend and hold harmless Buyer from and against all Losses based upon, arising out of, in connection with, or relating to:

                           (a) any breach of any representation, warranty,
                  covenant or agreement of Seller contained in the Agreement provided that Buyer has delivered to Seller a Claim Notice in compliance with Section 8.3 on or before 12 months following the Closing Date, or

                           (b) the Excluded Obligations.

            8.2 BUYER. Buyer shall indemnify, defend and hold harmless Seller from and against all Losses based upon, arising out of, in connection with, or relating to:

                           (a) any breach of any representation, warranty,
                  covenant or agreement of Buyer contained in the Agreement;

                           (b) if the Closing occurs, any matter arising in
                  connection with the ownership or operation of, or production of Hydrocarbons from, the Assets from and after the Effective Date;

                           (c) if the Closing occurs, any Environmental
                  Obligations and any Material Environmental Conditions assumed by Buyer pursuant to Section 4.2(b);

                           (d) Buyer's inspection of the Assets prior to
                  Closing;

                           (e) if the Closing occurs, the Assumed Obligations;
                  and

                           (f) if the Closing occurs with respect to the
                  affected Asset, any Title Defect for which Buyer has received a Title Indemnity Payment.

            8.3 LIMITATIONS AND DISCLAIMER.

                           (a) LIMITATIONS. The indemnity obligations of each of
                  the Parties hereunder are subject to the following limitations:



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



                                       (i) Neither Seller nor Buyer shall be
                              liable to the other for any punitive, exemplary, consequential or special damages;

                                       (ii) Seller shall not be liable to, nor
                              have any obligation to indemnify Buyer unless and until Buyer has incurred Losses pursuant to
                              Section 8.1 in excess of a deductible of $100,000.00, after which Seller shall be obligated to indemnify Buyer from and against any further Losses which are in excess of such deductible amount;

                                       (iii) Seller's financial obligations
                              under Section 8.1 shall not exceed the Purchase Price.

                                       (iv) No Party shall be obligated to
                              indemnify the other for the breach of any representation or warranty, or for any other matter, to the extent that the Party claiming a Loss as a result thereof had actual knowledge of such breach or other matter at or prior to the Closing.

                     (b) DISCLAIMER. BUYER'S OBLIGATIONS UNDER THIS PART SHALL
            APPLY REGARDLESS OF THE FAULT OR NEGLIGENCE OF SELLER, INCLUDING STRICT OR STATUTORY LIABILITY OF SELLER UNDER ANY APPLICABLE LAW.

            8.4 METHOD OF ASSERTING CLAIMS. All claims for indemnification under the Agreement shall be asserted and resolved as follows provided that the provisions of Sections 8.4 through 8.6 shall be covenants and not conditions to the defense and indemnity obligations to which they apply:

                     (a) THIRD PERSON CLAIMS. In the event that any claim for
            which a Party providing indemnification (the "Indemnifying Party") would be liable to a Party or any of its officers, directors, employees, agents or representatives entitled to indemnification hereunder (the "Indemnified Party") is asserted against or sought to be collected by a third Person, the Indemnified Party shall promptly notify the Indemnifying Party of such claim, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim) (the "Claim Notice"). The Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not it disputes its liability to the Indemnified Party hereunder with respect to such claim; and (ii) if it does not dispute such liability, whether or not it desires, at its sole cost and expense, to defend the Indemnified Party against such claim; provided, however, that the Indemnified party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading, submission or document which it shall deem necessary or appropriate to protect its interests. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it does not dispute such liability and desires to defend against such claim or demand, then, except as hereinafter provided, the Indemnifying Party shall have the right to defend such claim


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



            or demand by appropriate proceedings, which proceedings shall be promptly settled or prosecuted to a final conclusion, in such a manner as to avoid any risk of the Indemnified Party becoming subject to liability. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its own cost and expense. If the Indemnifying Party disputes its liability with respect to such claim, or elects not to defend against such claim, whether by not giving timely notice as provided above or otherwise, the Indemnified Party shall have the right but not the obligation to defend against such claim, and the amount of any such claim, or if the same be contested by the Indemnifying Party or by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful, shall be conclusively deemed to be a liability of the Indemnifying Party hereunder (subject, if it has timely disputed liability, to a determination in accordance with Section 8.4 that the disputed liability is covered by this Part 8).

                     (b) OTHER CLAIMS. In the event that the Indemnified Party
            shall have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted or sought to be collected from it by a third Person, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

            8.5 PAYMENT. Payments under this Part 8 and under any other indemnity provision of this the Agreement shall be made as follows:

                     (a) PAYMENT OF UNDISPUTED AMOUNT. In the event that the
            Indemnifying Party is required to make any payment under this Part 8, the Indemnifying Party shall promptly pay the Indemnified Party the amount so determined. If there should be dispute as to the amount or manner of determination of any indemnity obligation owed under this Part 8, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this
            Part 8 and the portion, if any theretofore paid, shall bear interest at the Agreed Rate as provided in Section 8.5(b). Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person or other entity with respect to the subject matter of this claim.

                     (b) INTEREST. If all or part of any indemnification
            obligation under the Agreement is not paid when due upon resolution of the claim, then the Indemnifying Party shall pay upon demand to the Indemnified Party interest at the Agreed Rate on the unpaid amount of the obligation for each day from the date the amount became due until payment in full.

            8.6 DISPUTED CLAIMS. If the Indemnifying Party shall notify the Indemnified Party during the Notice Period that it disputes any claim under
   Section 8.4 (the "Disputed Claim"), the Disputed Claim shall be subject to the dispute resolution procedures pursuant to Section 9.14.


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


                                    PART NINE

                                  MISCELLANEOUS

            9.1 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the respective Parties.

            9.2 WAIVERS AND AMENDMENTS. All amendments and other modifications hereof shall be in writing and signed by each of the Parties. Any Party may by written instrument (i) waive compliance by the other Party with, or modify any of, the covenants or agreements made by the other Party in this Agreement or (ii) waive or modify performance of any of the obligations or other acts of the other Party. The delay or failure on the part of any Party to insist, in any one instance or more, upon strict performance of any of the terms or conditions of this Agreement, or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such terms, conditions, rights or privileges but the same shall continue and remain in full force and effect. All rights and remedies are cumulative.

            9.3 NOTICES. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when sent by telecopier (with receipt confirmed), provided that a copy is promptly thereafter mailed in the USA by first class postage prepaid mail, (c) when received by the addressee, if sent by Express Mail, Federal Express, other express delivery service (receipt requested) or by such other means as the Parties may agree from time to time or (d) five (5) Business Days after being mailed in the USA, by first class postage prepaid registered or certified mail, return receipt requested; in each case to the appropriate address and telecopier number set forth below (or to such other address and telecopier number as a Party may designate as to itself by notice to the other Party):

                 (i)      if to Seller:

                          Daniel P. Loughry
                          Land Manager
                          Texaco Exploration and Production Inc.
                          P.O. Box 60252
                          New Orleans, LA 70160
                          400 Poydras St.
                          New Orleans, LA 70130
                          Phone:   (504) 680-1330
                          Fax:     (504) 680-408?



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


                 (ii)     if to the Buyer:

                          L. Keith Vincent
                          Vice President, Land
                          Energy Partners, Ltd.
                          201 St. Charles Avenue, Suite 3400
                          New Orleans, LA 70170
                          Phone:   (504)636-1983
                          Fax:     (504)569-1874


   Each Party shall have the right upon giving ten (10) Business Days prior written notice to the other in the manner hereinabove provided, to change its address for purposes of notice.

            9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same document.

            9.5 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto, contains the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior discussions, understandings, agreements and undertakings between the Parties hereto relating to the subject matter hereof. There are no additional terms, whether consistent or inconsistent, oral or written which are intended to be part of the Parties' understanding which have not been incorporated into this Agreement, including the Exhibits and Schedules.

            9.6 SELLER'S OPTION TO ELECT A TAX DEFERRED EXCHANGE. Seller retains the right to sell its interest in the Assets to Buyer as a non-simultaneous like-kind property exchange for cash pursuant to Section 1031 of the Internal Revenue Code of 1986. Seller shall have the right to elect this tax-deferred exchange at any time prior to the date of Closing. Buyer agrees to execute additional escrow instructions, documents, agreements, or instruments to effect the exchange, provided that Buyer shall incur no material additional costs, expenses, fees or liabilities as a result of or in connection with the exchange.

            9.7 SEVERABILITY. Every provision in this Agreement is intended to be severable. If any term or provision hereof is held to be illegal or invalid for any reason whatsoever, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of Contemplated Transactions is not affected in a materially adverse manner with respect to either Party.

            9.8 APPLICABLE LAW. This Agreement shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Louisiana.

            9.9 EXPENSES. Except as specified herein and as the Parties may otherwise agree, each Party shall be solely responsible for all expenses incurred by it in connection with any and all Contemplated Transactions.



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


            9.10 LAWS AND REGULATIONS. This Agreement is subject to all Applicable Laws.

            9.11 PUBLIC ANNOUNCEMENTS. The Parties hereto agree that prior to making any public announcement or statement with respect to the Contemplated Transaction, the Party desiring to make such public announcement or statement shall provide the other Party with a copy of the proposed announcement or statement at least seven (7) Business Days prior to the intended release date of such announcement. The other Party shall thereafter consult with the Party desiring to make the release, and the Parties shall exercise their reasonable best efforts to (i) agree upon the text of a joint public announcement or statement to be made by both such Parties or (ii) in the case of a statement to be made solely by one Party, obtain approval of the other Party hereto to the text of a public announcement or statement. Nothing contained in this paragraph shall be construed to require either Party to obtain approval of the other Party hereto to disclose information with respect to the Contemplated Transaction to any Governmental Body to the extent required by Applicable Law or necessary to comply with disclosure requirements of the New York Stock Exchange or any other regulated stock exchange.

            9.12 ASSIGNABILITY. Prior to Closing, the rights and obligations created or assumed hereunder shall not be assignable or delegable by Buyer and any assignment thereof shall be void ab initio, unless Buyer obtains Seller's written consent thereto.

            9.13 PROVISIONS SURVIVE CLOSING. All representations and warranties contained in the Agreement shall survive the Closing and continue with respect to claims made on or before twelve months following the Closing Date. Except as otherwise provided herein, the covenants, indemnities and agreements made hereunder or pursuant hereto shall survive Closing and be and remain enforceable and continue in full force and effect as to their terms and conditions following Closing and shall not be deemed to have been merged into the Closing or into the assignments or other closing documents.

            9.14 DISPUTE RESOLUTION. Any and all disputes, controversies or claims relating to or arising out of the Contemplated Transactions shall be resolved in accordance with the dispute resolution procedures outlined in Schedule D attached hereto and made a part hereof for all intents and purposes. The Parties further agree that neither party will institute litigation against the other relating to or arising out of the Contemplated Transactions, except as provided in the attached Schedule D.

            9.15 TERMINATION. This Agreement may be terminated (i) by the mutual consent of the Parties at any time prior to Closing; (ii) by any Party, if a condition to its obligation to consummate the Contemplated Transactions (a) shall not be fulfilled on or before September 15, 2000, (b) shall have become impossible of fulfillment, in which case such Party shall give notice of termination to the other within ten (10) days after it receives written notice of the impossible condition, failing which it shall be deemed to have waived such condition, or (c) as otherwise provided in this Agreement. Upon termination the Parties shall have no further obligations under the Agreement; provided, however, the provisions of Sections 4.2(e) and 8.2(d) shall survive termination.



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



IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


WITNESSES:                              SELLER:
                                        TEXACO EXPLORATION AND
                                        PRODUCTION INC.



/s/ WITNESS                             /s/ D.P. LOUGHRY
-------------------------------         ----------------------------------------
                                        NAME: D.P. Loughry

                                        TITLE:    Attorney-In-Fact
/s/ WITNESS                             Tax ID:   51-0265713
-------------------------------



WITNESSES:                              BUYER:
                                        ENERGY PARTNERS, LTD.


/s/ WITNESS                             /s/ RICHARD A. BACHMANN
-------------------------------         ----------------------------------------
                                        NAME:     Richard A. Bachmann
                                        TITLE:    President
/s/ WITNESS                             Tax ID:   72-1409562
-------------------------------


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